UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Revolution Lighting Technologies, Inc. (the “Company”) on November 26, 2018, Robert V. LaPenta, Sr., the Company’s Chairman and CEO, and his affiliate, Aston Capital, LLC (“Aston”), have funded the Company through continued periodic loans, and the Company has issued a consolidated note, dated as of November 21, 2018, to Mr. LaPenta and Aston (the “Consolidated Note”) to reflect these loans made to the Company.

On December 6, 2018, Mr. LaPenta loaned the Company an additional $2 million, and the Company issued to Mr. LaPenta a new promissory note (the “Note”) with an aggregate principal amount of $2 million. The Audit Committee of the Company’s Board of Directors ratified the terms of the Note on December 10, 2018. As of December 10, 2018, the Company had total debt of approximately $67.0 million, including approximately $40.5 million in aggregate principal and interest under loans from Mr. LaPenta and Aston.

The terms of the Note are substantially identical to those contained in the Consolidated Note. The Note is scheduled to mature on July 20, 2020. Interest on the Note is payable on the first business day of each month, commencing on January 1, 2019, and is equal to the greater of (i) LIBOR plus 3.75% and (ii) 1% above the rate in effect at any time under the Company’s Loan and Security Agreement with Bank of America, N.A. The Note is secured by a lien on the Company’s and its subsidiaries’ assets and is guaranteed by the Company’s subsidiaries.

The Note contains customary events of default. Upon the occurrence of an event of default, any outstanding amounts under the Note may be accelerated; provided, however, that upon the occurrence of certain bankruptcy, insolvency or liquidation-related events of default, all amounts payable under the Note will automatically become immediately due and payable.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 relating to the Note is incorporated by reference in its entirety in this Item 2.03.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Form 12b-25 filed by the Company on November 13, 2018, the Company’s Audit Committee is conducting a review to assess the accuracy of the Company’s previously filed financial statements, the current focus of which is to review the extent to which the Company incorrectly recognized revenue with respect to bill and hold transactions beginning in 2014 until the second quarter of fiscal 2018, the period for which it used bill and hold revenue accounting, and whether the Company’s accounting for those transactions led to material errors in its financial statements.

On December 10, 2018, the Audit Committee, upon the recommendation of the Company’s management, concluded that, as a result of the information obtained to date in connection with the ongoing review, the Company’s consolidated financial statements as of and for each of the following fiscal periods should no longer be relied upon:

•	the fiscal quarters ended March 31, 2018 and June 30, 2018;

•	the fiscal year ended December 31, 2017 and each fiscal quarter therein;

•	the fiscal year ended December 31, 2016 and each fiscal quarter therein; and

•	the fiscal year ended December 31, 2015 and each fiscal quarter therein.

To date, the Audit Committee’s review has focused principally on the analysis of selected bill and hold transactions in 2016. Based on currently available information and documentation, the Company has identified apparent errors in its previously filed financial statements for 2016, the correction of which would be material to its previously filed financial statements for 2017. If additional information with respect to the selected 2016 transactions becomes available, this conclusion may be reassessed. The Audit Committee will continue to assess the accuracy of the Company’s previously filed financial statements for the fiscal periods listed above, and will assess the impact of the errors on the Company’s disclosure controls and procedures and internal control over financial reporting.

Accordingly, until the Company has either restated its financial statements for the periods described above or determined that no such restatements are warranted, investors, analysts and other persons should not rely upon the Company’s previously released financial statements for these periods, including those included in the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q, or any press releases, investor presentations or other communications that relate to that information. Additionally, the Audit Committee has determined that the related reports on the consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2017, 2016 and 2015 of the Company’s independent registered public accounting firm, RSM US LLP, should also no longer be relied upon. The Audit Committee has discussed the matters disclosed in this Item 4.02 with RSM US LLP.

Because the Audit Committee’s review of the transactions with respect to which the Company used bill and hold revenue accounting to recognize revenue is ongoing, the Company has not determined the aggregate amount of previously-recognized revenue that has been affected, nor has it determined the amount of such revenue to be recorded in any specific prior period or in any future period. The Company believes that the impact of corrections to the timing of revenue recognition on bill and hold transactions in previous annual fiscal periods is not likely to materially exceed the amounts set forth in its Form 12b-25 filed on November 13, 2018. The Company expects that expenses arising from the Audit Committee’s review and any restatement of financial statements, which will be recorded in the periods incurred, will be significant.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the extent of errors and their possible impact on the Company’s previously filed financial statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the availability or non-availability of additional information with respect to the Company’s bill and hold transactions, the time, effort and expense required to complete the Audit Committee’s review, the extent of any adjustments required to be made in any revised financial statements, and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated as of December 6, 2018, between the Company and Robert V. LaPenta, Sr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma Chief Financial Officer